Exhibit 16.1

March 19, 2008

Securities and Exchange Commission
Washington, DC 20549

Commissioners:

We have read ICU Medical, Inc.’s statements included under Item 4.01 of its Form 8-K filed on March 19, 2008, and we agree with such statements concerning our firm.

/s/McGladrey & Pullen, LLP
MCGLADREY & PULLEN, LLP